UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 5, 2016
Mettler-Toledo International Inc.
(Exact name of registrant as specified in its charter)

Delaware	File No. 001-13595	13-3668641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Polaris Parkway Columbus, OH 43240 and Im Langacher, P.O. Box MT-100 CH-8606 Greifensee, Switzerland
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: 1-614-438-4511 and +41-44-944-22-11

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Mettler-Toledo International Inc. (the “Company”) was held on May 5, 2016. As of the record date of March 7, 2016 there were 26,868,569 shares of common stock entitled to vote at the meeting. The holders of 25,111,708 shares were represented in person or in proxy at the meeting, constituting a quorum. The matters submitted for a vote at the meeting and the related results were as follows:

Proposal 1 - The election of nine directors for one-year terms

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert F. Spoerry	23,649,337	361,468	51,641	1,049,262
Wah-Hui Chu	23,816,547	234,461	11,438	1,049,262
Francis A. Contino	23,725,188	326,131	11,127	1,049,262
Olivier A. Filliol	23,809,358	243,796	9,292	1,049,262
Richard Francis	23,897,781	155,279	9,386	1,049,262
Constance L. Harvey	23,911,850	142,321	8,275	1,049,262
Michael A. Kelly	23,896,684	145,281	20,481	1,049,262
Hans Ulrich Maerki	23,356,061	686,004	20,381	1,049,262
Thomas P. Salice	23,443,648	598,301	20,497	1,049,262

Proposal 2 - The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,923,373	181,275	7,060	0

Proposal 3 - Approval of the POBS PLus System for Group Management

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,768,062	272,439	21,945	1,049,262

Proposal 4 - Advisory vote to approve executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,823,385	1,205,546	33,515	1,049,262

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METTLER-TOLEDO INTERNATIONAL INC.
Dated:	May 10, 2016	By:	/s/ James T. Bellerjeau
James T. Bellerjeau

General Counsel

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